Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT:
Eric Berto
Etelos, Inc.
425-753-2222
press@etelos.com

Etelos Closes New Round of Financing

Etelos Founder & CEO Danny Kolke Leads Series A Preferred Stock Transaction

Renton, Wash. — Dec. 4, 2008 — Etelos, Inc. (OTCBB: ETLO) announced today that it has closed a $575,000 round of financing, which was led by Etelos Founder & CEO Danny Kolke. Kolke is participating in this Series A Preferred Stock transaction with a $250,000 investment at $.75 per share. Etelos Directors Ronald A. Rudy and Robert L. Thordarson also participated in this financing on identical terms and conditions, with $100,000 and $25,000 investments, respectively.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of these securities. Additional details regarding this transaction are available on the Company’s investor page at http://www.etelos.com/etelos/investors/.

About Etelos, Inc.

Etelos is a Web app distribution platform delivering Web apps for businesses. Unlike other cloud computing and Platform-as-a-Service (PaaS) solutions, Etelos enables software manufacturers to migrate existing applications or create new applications, then package, distribute, host, bill, market and support their Software-as-a-Service (SaaS) enabled application with their own application marketplace. Etelos™, the Etelos Platform™, EASE™, Etelos App Server™, Etelos VE™, Etelos Cloud™ and Etelos Marketplace™ are trademarks of Etelos, Inc.; other trademarks are the property of their respective owners. For more information about Etelos, please visit www.etelos.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Etelos’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements include, among other things, statements concerning the company’s partnership with others, the future financial performance of our company, the acceptance of our products and services, the success and timeliness of our product and platform roll-out and other statements qualified by words such as “anticipate,” “believe,” “intend,” “may” and other words of similar import. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports that Etelos files periodically with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Etelos undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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Etelos, Inc. | 1900 O’Farrell Street | Suite 320 | San Mateo | CA | 94403 | www.etelos.com | 800.874.4914 |